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                                                                 EXHIBIT 10(LL)


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                            TAX MATTERS ARRANGEMENTS

                                 by and between

                              GOODRICH CORPORATION

                                       and

                             ENPRO INDUSTRIES, INC.





                                   dated as of
                                  May 31, 2002















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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS................................................................................  1

         Section 1.01          General...........................................................................  1

         Section 1.02          Schedules, etc....................................................................  5

ARTICLE 2             FILING OF TAX RETURNS; PAYMENT OF TAXES; REFUNDS...........................................  6

         Section 2.01          Preparation of Tax Returns........................................................  6

         Section 2.02          Payment of Taxes..................................................................  7

         Section 2.03          Tax Refunds and Carrybacks.......................................................  10

         Section 2.04          Allocation of Straddle Period Taxes..............................................  11

ARTICLE 3             TAX INDEMNIFICATION; TAX CONTESTS.........................................................  12

         Section 3.01          Indemnification..................................................................  12

         Section 3.02          EnPro Tax Acts...................................................................  13

         Section 3.03          Notice of Indemnity..............................................................  14

         Section 3.04          Payments.........................................................................  14

         Section 3.05          Tax Contests.....................................................................  16

         Section 3.06          Pending Coltec Litigation........................................................  16

ARTICLE 4             INTEREST CHARGE FOR LATE PAYMENTS; CURRENCY
                      CALCULATIONS; EFFECTIVE TIME OF TRANSACTIONS..............................................  16

         Section 4.01          Interest Charge for Late Payments................................................  16

         Section 4.02          Currency Calculations............................................................  17

         Section 4.03          Effective Time of Transactions...................................................  17

ARTICLE 5             COOPERATION AND EXCHANGE OF INFORMATION...................................................  17

         Section 5.01          Inconsistent Actions.............................................................  17

         Section 5.02          Ruling Request and Tax Opinion...................................................  17

         Section 5.03          Cooperation and Information Exchange.............................................  17

         Section 5.04          Tax Records......................................................................  18

ARTICLE 6             DISPUTE RESOLUTION........................................................................  18

         Section 6.01          Initial Discussions..............................................................  18

         Section 6.02          Mediation........................................................................  18

         Section 6.03          Consent to Jurisdiction..........................................................  19

ARTICLE 7             MISCELLANEOUS.............................................................................  19

         Section 7.01          Notices..........................................................................  19


                                        i

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 7.02          Interpretation...................................................................  20

         Section 7.03          Amendments; No Waivers...........................................................  21

         Section 7.04          Nonexclusive Remedies............................................................  21

         Section 7.05          Successor and Assigns............................................................  21

         Section 7.06          Third-Party Beneficiaries........................................................  21

         Section 7.07          Governing Law....................................................................  21

         Section 7.08          Counterparts; Effectiveness......................................................  21

         Section 7.09          Entire Agreement.................................................................  21

         Section 7.10          Severability.....................................................................  21

         Section 7.11          Termination......................................................................  21

         Section 7.12          Survival.........................................................................  22

                                    SCHEDULES

Schedule 2.01(g)   Tax Returns to be Filed by Non-Responsible Party
Schedule 2.03(c)   Claims for Refund of Taxes

                            TAX MATTERS ARRANGEMENTS

                  Tax Matters Arrangements, dated as of May 31, 2002 (this "AGREEMENT"), by and between Goodrich Corporation, a New York corporation ("GOODRICH"), on its own behalf and on behalf of its subsidiaries, and EnPro Industries, Inc., a North Carolina corporation and, as of the date hereof, a wholly owned subsidiary of Goodrich ("ENPRO"), on its own behalf and on behalf of its subsidiaries.

                                    RECITALS

                  A. The Board of Directors of Coltec (as hereinafter defined) has determined that it is appropriate and in the best interests of Coltec and its sole shareholder to distribute all of the common stock of GPEC (as hereinafter defined) to Goodrich (the "AEROSPACE DISTRIBUTION").

                  B. The Board of Directors of Goodrich has determined that it is appropriate and in the best interests of Goodrich and the holders of Goodrich Common Stock (as hereinafter defined) to distribute all of the EnPro Common Stock (as hereinafter defined) on a pro rata basis to the holders of Goodrich Common Stock (the "DISTRIBUTION").

                  C. The Aerospace Distribution and the Distribution (as hereinafter defined) are intended to qualify as tax-free transactions (except as to payment of cash in lieu of fractional shares) to Coltec, Goodrich and their respective shareholders, as applicable, under Sections 361 and 355 of the Code (as hereinafter defined); and

                  D. Goodrich and EnPro desire to provide for and agree upon the allocation between the Goodrich Tax Group (as hereinafter defined) and the EnPro Tax Group (as hereinafter defined) of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them for all taxable periods, whether beginning before, on or after the Distribution Date (as hereinafter defined).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goodrich, EnPro and Coltec hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         Section 1.01 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Actually Realized" shall mean, (i) for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any payment, transaction, occurrence or event, the time at which the amount of Taxes (including estimated Taxes) due and payable by any person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for the payment, transaction, occurrence or event or (ii) for purposes of determining the timing of any credit or refund of Taxes, the time at which the amount thereof is received or credited.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

                  "Coltec" shall mean Coltec Industries Inc, a Pennsylvania corporation.

                  "Distribution" shall have the meaning ascribed thereto in the recitals.

                  "Distribution Agreement" shall mean the Distribution Agreement, dated as of May 31, 2002, by and among Goodrich, EnPro and Coltec.

                  "Distribution Date" shall mean the date on which the Distribution occurs (or, if different, the date on which the Distribution is deemed to occur for U.S. federal Income Tax purposes). For purposes of this Agreement, the Distribution shall be deemed effective as of the end of the day on the Distribution Date.

                  "Distribution Time" shall have the meaning ascribed thereto in the Distribution Agreement.

                  "Distribution Transaction" shall mean any transaction undertaken in connection with the Distribution and described in the Ruling Request or the Tax Opinion.

                  "EnPro" shall have the meaning ascribed thereto in the preamble.

                  "EnPro Common Stock" shall mean the common stock, par value $0.01 per share, of EnPro.

                  "EnPro Tax Act" shall have the meaning set forth in Section 3.02(a).

                  "EnPro Tax Group" shall mean (i) EnPro, (ii) any corporation which, immediately following the Distribution, is a member of the affiliated group within the meaning of Section 1504(a)(1) of the Code, but without regard to Section 1504(b)(3) of the Code, of which EnPro is the common parent and (iii) any other corporate or noncorporate legal entity in which, immediately following the Distribution, EnPro directly or indirectly owns an interest.

                  "Foreign Income Tax" shall mean any Income Tax other than a U.S. federal, state or local Income Tax.

                  "Foreign Income Tax Return" shall mean any Income Tax Return which is not a U.S. federal, state or local Income Tax Return.

                  "Goodrich" shall have the meaning ascribed thereto in the preamble.

                  "Goodrich Common Stock" shall mean the common stock, par value $5.00 per share, of Goodrich.


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

                  "Goodrich Tax Group" shall mean (i) Goodrich, (ii) any corporation which, immediately following the Distribution, is a member of the affiliated group within the meaning of Section 1504(a)(1) of the Code, but without regard to Section 1504(b)(3) of the Code, of which Goodrich is the common parent, (iii) any other corporate or noncorporate legal entity in hich, immediately following the Distribution, Goodrich directly or indirectly owns an interest and (iv) any other corporate or noncorporate legal entity (other than a member of the EnPro Tax Group) in which, at any time prior to the Distribution, Goodrich directly or indirectly owned an interest, but only with respect to the period during which Goodrich so owned an interest.

                  "GPEC" shall mean Goodrich Pump and Engine Control Systems, Inc., a Delaware corporation.

                  "Income Tax" shall mean (a) any Tax based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains Tax, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases which such Tax may be based upon, measured by, or calculated with respect to is described in (i) above, or (b) any U.S. state or local franchise Tax, including in the case of each of (a) and (b) any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority.

                  "Income Tax Benefit" shall mean for any taxable period the excess of (i) the hypothetical Income Tax liability of the taxpayer for the taxable period calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged, over (ii) the actual Income Tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be (treating an Income Tax refund or credit as a negative Income Tax liability for purposes of such calculation).

                  "Income Tax Detriment" shall mean for any taxable period the excess of (i) the actual Income Tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be, over (ii) the hypothetical Income Tax liability of the taxpayer for the taxable period, calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged (treating an Income Tax refund or credit as a negative Income Tax liability for purposes of such calculation).

                  "Income Tax Return" shall mean any Tax Return that relates to Income Taxes.

                  "Indemnitee" shall have the meaning set forth in Section 3.03.

                  "Indemnitor" shall have the meaning set forth in Section 3.03.

                  "Indemnity Issue" shall have the meaning set forth in Section 3.03.

                  "Intragroup Transaction" shall mean any transfer of intellectual property between members of the Goodrich Tax Group or members of the EnPro Tax Group or between a member of the Goodrich Tax Group and a member of the EnPro Tax Group which occurs on or before the Distribution Date.

                  "IRS" shall mean the Internal Revenue Service.

                  "Non-Income Tax" shall mean any Tax which is not an Income
Tax.

                  "Non-Income Tax Return" shall mean any Tax Return that relates to Non-Income Taxes.

                  "Pending Coltec Litigation" shall mean (i) the lawsuit commenced by Coltec against the United States by the filing of a complaint in the United States Court of Federal Claims on or about February 8, 2001, and (ii) any controversy relating to one or more of the same issues for any Pre-Distribution Taxable Period subsequent to the taxable periods involved in such lawsuit.

                  "Person" shall have the meaning ascribed thereto in the Distribution Agreement.

                  "Post-Distribution Tax Act" shall have the meaning set forth in Section 3.01(a).

                  "Post-Distribution Taxable Period" shall mean a taxable period beginning after the Distribution Date.

                  "Post-Tax Indemnification Period" shall mean any Post-Distribution Taxable Period and that portion of any Straddle Period that begins on the day after the Distribution Date.

                  "Pre-Distribution Taxable Period" shall mean a taxable period ending on or before the Distribution Date.

                  "Responsible Party" shall have the meaning set forth in
Section 3.05.

                  "Reverse Timing Difference" shall mean an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Post-Tax Indemnification Period.

                  "Ruling" shall mean the private letter ruling, including any amendment or supplement thereto, issued by the IRS in response to the Ruling Request.

                  "Ruling Request" shall mean the private letter ruling request dated July 25, 2001, filed by Goodrich with the IRS (as modified or supplemented by any materials subsequently submitted to the IRS), seeking a ruling under Treasury Regulation Section 1.355-6(d)(5)(ii).

                  "Straddle Period" shall mean a taxable period that includes but does not end on the Distribution Date.

                  "Tax" and "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a federal, state, municipal, governmental, territorial, local, foreign or other body, and, without limiting the generality of the foregoing, shall include net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, recording, franchise, profits, license, lease, service, service use, payroll, wage, withholding, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, business organization, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any governmental entity or political subdivision thereof, together with any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority.

                  "Tax Authority" shall mean, with respect to any Tax, any governmental entity, quasi-governmental body or political subdivision thereof that imposes such Tax and the agency (if any) charged with the determination or collection of such Tax for such entity, body or subdivision.

                  "Tax Group" shall mean the Goodrich Tax Group or the EnPro Tax Group, as the case may be.

                  "Tax Indemnification Period" shall mean any Pre-Distribution Taxable Period and that portion of any Straddle Period that ends on the Distribution Date.

                  "Tax Opinion" shall mean the opinions of Kronish Lieb Weiner & Hellman LLP rendered in connection with the Distribution and certain related transactions.

                  "Tax Return" shall mean any return, filing, questionnaire, information return, election or other document required or permitted to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Tax Authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

                  "Timing Difference" shall mean an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Post-Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Tax Indemnification Period.

                  "Transaction Agreements" shall mean all agreements and other written arrangements (other than this Agreement) entered into in connection with any Distribution Transaction.
                  Any capitalized term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Distribution Agreement.

         Section 1.02 Schedules, etc. References to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement; references to "Section" or "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement; and references to this Agreement include the Schedules.


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                                   ARTICLE 2

                FILING OF TAX RETURNS; PAYMENT OF TAXES; REFUNDS

         Section 2.01      Preparation of Tax Returns.

                  (a) UNITED STATES FEDERAL INCOME TAX RETURNS. Goodrich shall prepare and timely file or cause to be prepared and timely filed all U.S. federal Income Tax Returns (including amendments thereto) which include a member of the Goodrich Tax Group and are required to be filed for any Pre-Distribution Taxable Period or Straddle Period. EnPro hereby irrevocably designates, and agrees to cause each of its affiliates to so designate, Goodrich as its agent to take any and all actions necessary or incidental to the preparation and filing of such U.S. federal Income Tax Returns.

                  (b) UNITED STATES STATE AND LOCAL INCOME TAX RETURNS. (i) Goodrich shall prepare and timely file or cause to be prepared and timely filed all U.S. state and local Income Tax Returns (including amendments thereto) which
(A) are required to be filed for any Pre-Distribution Taxable Period and include a member of the Goodrich Tax Group or a member of the EnPro Tax Group or (B) are required to be filed for any Straddle Period and (I) relate to a member or members of the Goodrich Tax Group or their respective businesses, assets or activities, (II) relate to members of both the Goodrich Tax Group and the EnPro Tax Group or their respective businesses, assets or activities but include any member of the EnPro Tax Group only for the period of time up to and including the Distribution Date or (III) relate to a member of the EnPro Tax Group for a period in which such member conducts or has conducted both an EnPro business and a non-EnPro business. EnPro hereby irrevocably designates, and agrees to cause each of its affiliates to so designate, Goodrich as its agent to take any and all actions necessary or incidental to the preparation and filing of such U.S. state and local Income Tax Returns.

                  (ii) EnPro shall prepare and timely file or cause to be prepared and timely filed all U.S. state and local Income Tax Returns (including amendments thereto) which are required to be filed for any Straddle Period, relate to a member or members of the EnPro Tax Group or their respective businesses, assets or activities and are not the responsibility of Goodrich.

                  (c) FOREIGN INCOME TAX RETURNS. (i) EnPro shall prepare and timely file or cause to be prepared and timely filed all Foreign Income Tax Returns which are required to be filed for any Straddle Period and relate to a member or members of the EnPro Tax Group. Goodrich hereby irrevocably designates, and agrees to cause each of its affiliates to so designate, EnPro as its agent to take any and all actions necessary or incidental to the preparation and filing of such Foreign Income Tax Returns.

                  (ii) Goodrich shall prepare and timely file or cause to be prepared and timely filed all Foreign Income Tax Returns (including amendments thereto) which (A) are required to be filed for any Pre-Distribution Taxable Period and include a member of the Goodrich Tax Group or the EnPro Tax Group or
(B) are required to be filed for any Straddle Period, include a member of the Goodrich Tax Group and are not the responsibility of EnPro. EnPro hereby irrevocably designates, and agrees to cause each of its affiliates to so designate, Goodrich as its


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

agent to take any and all actions necessary or incidental to the preparation and filing of such Foreign Income Tax Returns.

                  (d) NON-INCOME TAX RETURNS. (i) All Non-Income Tax Returns (including amendments thereto) for all Pre-Distribution Taxable Periods and Straddle Periods which relate to a member of members of the Goodrich Tax Group or their respective businesses, assets or activities shall be the responsibility of the Goodrich Tax Group. EnPro hereby irrevocably designates, and agrees to cause each of its affiliates to so designate, Goodrich as its agent to take any and all actions necessary or incidental to the preparation and filing of such Non-Income Tax Returns.

                  (ii) All Non-Income Tax Returns (including amendments thereto) for all Pre-Distribution Taxable Periods and Straddle Periods which relate to a member or members of the EnPro Tax Group or their respective businesses, assets or activities and are not the responsibility of the Goodrich Tax Group shall be the responsibility of the EnPro Tax Group.

                  (e) POST-DISTRIBUTION TAX RETURNS. All Tax Returns (including amendments thereto) for all Post-Distribution Taxable Periods shall be the responsibility of the Goodrich Tax Group if such Tax Returns relate to a member or members of the Goodrich Tax Group or their respective businesses, assets or activities and shall be the responsibility of the EnPro Tax Group if such Tax Returns relate to a member or members of the EnPro Tax Group or their respective businesses, assets or activities.

                  (f) CONSISTENT WITH PAST PRACTICE; REVIEW BY NON-RESPONSIBLE PARTY. Unless Goodrich and EnPro agree otherwise in writing, all Tax Returns (including amendments thereto) described in this Section 2.01 filed after the date of this Agreement for Pre-Distribution Taxable Periods or Straddle Periods shall, in the absence of a change in controlling law or circumstances, be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar matters have been filed. Upon the request of the party not responsible under this Section 2.01 for preparation of a particular Tax Return for any Pre-Distribution Taxable Period or Straddle Period, the responsible party shall make available a draft of such Tax Return (or relevant portions thereof) for review and comment by such non-responsible party. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

                  (g) RESPONSIBILITY FOR FILING. Notwithstanding that, pursuant to this Agreement, Goodrich or EnPro may be responsible for filing a particular Tax Return, Goodrich and EnPro have agreed that the actual preparation and filing of certain Tax Returns will be done by the non-responsible party. Schedule 2.01(g) attached hereto sets forth a schedule specifying such Tax Returns. Goodrich and EnPro may agree from time to time to additions to or deletions from Schedule 2.01(g).

         Section 2.02      Payment of Taxes.

                  (a) UNITED STATES FEDERAL INCOME TAXES. Except as otherwise provided in this Agreement, Goodrich shall pay or cause to be paid, on a timely basis, all Taxes

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due with respect to the U.S. federal Income Tax liability for (A) all
Pre-Distribution Taxable Periods of all members of the Goodrich Tax Group and the EnPro Tax Group and (B) the Straddle Period, the Tax Return for which includes members of the Goodrich Tax Group.

                  (b) UNITED STATES STATE AND LOCAL INCOME TAXES. Except as otherwise provided in this Agreement:

                           (i) Goodrich shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the U.S. state and local Income Tax liability (A) for all Pre-Distribution Taxable Periods of all members of the Goodrich Tax Group and the EnPro Tax Group and (B) for all Straddle Periods which relate to (I) a member or members of the Goodrich Tax Group or their respective businesses, assets or activities, (II) members of both the Goodrich Tax Group and the EnPro Tax Group or their respective businesses, assets or activities, or
         (III) a member of the EnPro Tax Group for a period in which such member conducts or has conducted both an EnPro business and a non-EnPro business; provided, however, that EnPro, on behalf of the EnPro Tax Group, hereby agrees to pay directly to or at the direction of Goodrich, at least two days prior to the date payment (including estimated payment) thereof is due, the portion of such U.S. state and local Income Taxes which relates to a member or members of the EnPro Tax Group or their respective businesses, assets or activities for the portion of any Straddle Period which begins on the day after the Distribution Date, which Taxes for such portion shall be computed in the manner specified in Section 2.04; and

                           (ii) EnPro shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the U.S. state and local Income Tax liability for all Straddle Periods which relate to a member or members of the EnPro Tax Group or their respective businesses, assets or activities and are not the responsibility of Goodrich; provided, however, that Goodrich hereby agrees to pay directly to or at the direction of EnPro, at least two days prior to the date payment (including estimated payment) thereof is due, the portion of such U.S. state and local Income Taxes imposed in connection with the transactions contemplated by the Transaction Agreements or any other agreement entered into for the purpose of implementing the Distribution.

                  (c) FOREIGN INCOME TAXES. Except as otherwise provided in this Agreement:

                           (i) EnPro shall pay or cause to be paid, on a timely basis, all Foreign Income Taxes due with respect to the Foreign Income Tax liability of all members of the EnPro Tax Group for all Pre-Distribution Taxable Periods and all Straddle Periods; provided, however, that Goodrich hereby agrees to pay directly to or at the direction of EnPro, at least two day prior to the date payment (including estimated payment) thereof is due, the portion of such Foreign Income Taxes imposed in connection with the transactions contemplated by the Transaction Agreements or any other agreement entered into for the purpose of implementing the Distribution.

                           (ii) Goodrich shall pay or cause to be paid, on a timely basis, all Foreign Income Taxes due with respect to the Foreign Income Tax liability of all members of the Goodrich Tax Group for all Pre-Distribution Taxable Periods and Straddle Periods.

                  (d) NON-INCOME TAXES. Except as otherwise provided in this Agreement:

                           (i) Goodrich shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Non-Income Tax liability for all Pre-Distribution Taxable Periods and Straddle Periods which relate to a member or members of the Goodrich Tax Group or their respective businesses, assets or activities;

                           (ii) EnPro shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Non-Income Tax liability for all Pre-Distribution Taxable Periods and Straddle Periods which relate to a member of the EnPro Tax Group for a period in which such member conducts or has conducted both an EnPro business and a non-EnPro business; provided, however, that Goodrich, on behalf of the Goodrich Tax Group, hereby agrees to pay directly to or at the direction of EnPro, at least two days prior to the date payment (including estimated payment) thereof is due, the portion of such Non-Income Taxes which (A) relates to a member or members of the Goodrich Tax Group or their respective businesses, assets or activities for such Pre-Distribution Taxable Periods and Straddle Periods or (B) results from any Distribution Transaction or Intragroup Transaction; and

                           (iii) EnPro shall pay or cause to be paid, on a timely basis, all Non-Income Taxes for all Pre-Distribution Taxable Periods and Straddle Periods which relate to the EnPro Tax Group's businesses, assets or activities and are neither the responsibility of Goodrich nor provided for in Section 2.01(d)(ii) above; provided, however, that Goodrich hereby agrees to pay directly to or at the direction of EnPro, at least two day prior to the date payment (including estimated payment) thereof is due, the portion of such Non-Income Taxes imposed in connection with any Intragroup Transaction or the transactions contemplated by the Transaction Agreements or any other agreement entered into for the purpose of implementing the Distribution.

                  (e) POST-DISTRIBUTION TAXES. Except as otherwise provided in this Agreement, all Taxes for all Post-Distribution Taxable Periods shall be paid or caused to be paid by the party responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due or, if no Tax Return is required to be filed, by the party liable for such Taxes under applicable law.

                  (f) CREDIT FOR PRIOR TAX PAYMENTS. To the extent any member of a Tax Group has made a payment of Taxes (including estimated Taxes) on or before the Distribution Date, the party liable for paying such Taxes under this Agreement shall be entitled to treat the payment as having been paid or caused to be paid by such party, and such party shall not be required to reimburse the party which actually paid such Taxes.

                  (g) RESPONSIBILITY FOR PAYMENT; NOTICE OF PAYMENT DUE. Notwithstanding that, pursuant to this Agreement, Goodrich or EnPro may be responsible for paying a particular Tax liability, Goodrich and EnPro may agree that the actual payment to a

Taxing Authority of certain Tax liabilities will be made by the non-responsible party. Goodrich and EnPro may agree to prepare a schedule setting forth such Tax liabilities and may agree from time to time to additions to or deletions from such schedule. In each case where Goodrich or EnPro, as the case may be, is required to make a payment of Taxes to or at the direction of the other party, EnPro or Goodrich, as the case may be, shall notify the other party as to the amount of Taxes due from the other party at least five days prior to the date payment (including estimated payment) is due.

         Section 2.03      Tax Refunds and Carrybacks.

                  (a) RETENTION AND PAYMENT OF TAX REFUNDS. Except as otherwise provided in this Agreement, Goodrich shall be entitled to retain, or to receive within three days after Actually Realized by the EnPro Tax Group, the portion of all refunds or credits of Taxes for which the Goodrich Tax Group is liable pursuant to Section 2.02 or Section 3.01(a) or which the Goodrich Tax Group is treated as having paid or caused to be paid pursuant to Section 2.02(f), including, without limitation, all refunds or credits of Taxes resulting from the Pending Coltec Litigation. EnPro shall be entitled to retain, or to receive within three days after Actually Realized by the Goodrich Tax Group, the portion of all refunds or credits of Taxes for which the EnPro Tax Group is liable pursuant to Section 2.02 or Section 3.01(b) (including all Non-Income Taxes for which EnPro would have been liable pursuant to Section 2.02(d) had such Non-Income Taxes been due and not paid) or which the EnPro Tax Group is treated as having paid or caused to be paid pursuant to Section 2.02(f). The amount of any refund or credit of Taxes which Goodrich or EnPro is entitled to retain or receive pursuant to this Section 2.03(a) shall be reduced to take account of any Taxes incurred by the EnPro Tax Group, in the case of a refund or credit to which Goodrich is entitled, or the Goodrich Tax Group, in the case of a refund or credit to which EnPro is entitled, upon the receipt of such refund or credit.

                  (b) CARRYBACKS. EnPro shall be entitled, where permitted by law, to (i) elect to carry back to a Pre-Distribution Taxable Period or Periods any net operating loss, net capital loss, charitable contribution or other Tax item attributable to the EnPro Tax Group arising after the Distribution Date or (ii) elect to carry forward any such Tax item. Except as otherwise provided in this Agreement, notwithstanding the provisions of Section 2.03(a), any refund or credit of Taxes resulting from the carryback to a Tax Indemnification Period of any Tax item attributable to the Goodrich Tax Group or the EnPro Tax Group arising in a Post-Tax Indemnification Period shall be for the account and benefit of the Goodrich Tax Group; provided, however, that (i) if the Goodrich Tax Group Actually Realizes a Tax benefit that would not have been realized but for the carryback of an EnPro Tax item (whether for the carryback year or any other year), Goodrich shall pay to EnPro, within ten days after such Tax benefit has been Actually Realized, an amount equal to 50% of such Tax benefit and (ii) if a Tax audit or amendment of a Tax Return results in an increase or decrease in the amount of any Tax benefit Actually Realized by the Goodrich Tax Group on account of the carryback of an EnPro Tax item, Goodrich or EnPro, as the case may be, shall pay to the other party, within ten days after such an increase has been Actually Realized, or within ten days after Goodrich has notified EnPro that such a decrease has been Actually Realized, an amount equal to 50% of such increase or decrease, as the case may be.

                  (c) REFUND CLAIMS. Goodrich shall be permitted to file at Goodrich's sole expense, and EnPro shall reasonably cooperate with Goodrich in connection with, any claims for refund of Taxes to which Goodrich is or would be entitled pursuant to this Section 2.03 or any other provision of this Agreement, including those described on Schedule 2.03(c). Goodrich shall reimburse EnPro for any reasonable out-of-pocket costs and expenses incurred by any member of the EnPro Tax Group in connection with such cooperation. EnPro shall be permitted to file at EnPro's sole expense, and Goodrich shall reasonably cooperate with EnPro in connection with, any claims for refunds of Taxes to which EnPro is or would be entitled pursuant to this Section 2.03 or any other provision of this Agreement. EnPro shall reimburse Goodrich for any reasonable out-of-pocket costs and expenses incurred by any member of the Goodrich Tax Group in connection with such cooperation.

         Section 2.04 Allocation of Straddle Period Taxes. In the case of any Straddle Period:

                  (a) PERIODIC TAXES. (i) The periodic Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities that are not based on income or receipts (e.g., property Taxes) for the portion of any Straddle Period ending on the Distribution Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period; and (ii) the periodic Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities that are not based on income or receipts for the portion of any Straddle Period beginning on the day after the Distribution Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period.

                  (b) NON-PERIODIC TAXES. (i) The Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities (other than Taxes described in Section 2.04(a) above) for the portion of any Straddle Period ending on the Distribution Date shall be computed on a "closing-of-the-books" basis as if such taxable period ended as of the close of business on the Distribution Date, and, in the case of any Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities with respect to any equity interest in any partnership or other "flowthrough" entity, as if the taxable period of such partnership or other "flowthrough" entity ended on the Distribution Date; and (ii) the Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities (other than Taxes described in Section 2.04(a) above) for the portion of any Straddle Period beginning after the Distribution Date shall be computed on a "closing-of-the-books" basis as if such taxable period began on the day after the Distribution Date, and, in the case of any Taxes of a member of the Goodrich Tax Group or the EnPro Tax Group or its business, assets or activities with respect to any equity interest in any partnership or other "flowthrough" entity, as if the taxable period of such partnership or other "flowthrough" entity began as of the day after the Distribution Date.

                  (c) The Taxes of the Goodrich Tax Group and the EnPro Tax Group with respect to any Straddle Period for which the Tax Return includes a member, or the respective business, assets, or activities of a member, of each of the Goodrich Tax Group and the EnPro Tax Group shall be allocated between the Goodrich Tax Group and the EnPro Tax Group in a manner analogous to that set forth in Treasury Regulation Section 1.1552-1(a)(2).

                                   ARTICLE 3

                        TAX INDEMNIFICATION; TAX CONTESTS

         Section 3.01      Indemnification.

                  (a) GOODRICH INDEMNIFICATION. Subject to Section 3.01(b) and Section 3.02, Goodrich shall indemnify, defend and hold harmless each member of the EnPro Tax Group and each of their respective shareowners, directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing from and against:

                           (i)      all Taxes of the Goodrich Tax Group;

                           (ii) all Taxes of the EnPro Tax Group for (A) all Pre-Distribution Taxable Periods and (B) the portion of all Straddle Periods prior to and including the Distribution Date, which Taxes for such portion shall be computed in the manner specified in Section 2.04;

                           (iii) all liability as a result of Treasury Regulation Section 1.1502-6(a) (which imposes several liability on members of an affiliated group that files a U.S. federal consolidated Income Tax return), or any comparable U.S. state or local provision, for Income Taxes of any person which is or has ever been affiliated with any member of the Goodrich Tax Group or with which any member of the Goodrich Tax Group joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Income Tax Return for any Pre-Distribution Taxable Period or Straddle Period, but only for the period during which such person is or was affiliated with a member of the Goodrich Tax Group or joins or joined (or is or was required to join) with a member of the Goodrich Tax Group in filing any consolidated, combined or unitary Income Tax Return;

                           (iv) all Taxes for any Tax period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the Goodrich Tax Group of any representation, warranty, covenant or obligation under this Agreement;

                           (v) all liability for a breach by any member of the Goodrich Tax Group of any representation, warranty, covenant or obligation under this Agreement;

                           (vi) all Income Taxes and Non-Income Taxes imposed in connection with the transactions contemplated by the Transaction Agreements or any other agreement entered into for the purpose of implementing the Distribution;

                           (vii) all Taxes for which Goodrich is liable pursuant to Section 3.02; and

                           (viii) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

Notwithstanding the foregoing and subject to Section 3.01(b) and Section 3.02, Goodrich shall not indemnify, defend or hold harmless any member of the EnPro Tax Group from any liability for Taxes attributable to any action (including the making of an election under Section 338 of the Code) taken by any member of the EnPro Tax Group after the Distribution (other than any such action expressly required or otherwise expressly contemplated by the Transaction Agreements or any other agreement entered into for the purpose of implementing the Distribution or taken in the ordinary course of business) (hereinafter a "POST-DISTRIBUTION TAX ACT").

                  (b) ENPRO INDEMNIFICATION. EnPro shall be liable for, and shall indemnify, defend and hold harmless each member of the Goodrich Tax Group and each of their respective shareowners, directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing from and against:

                           (i) all Taxes of any member of the EnPro Tax Group (other than Taxes for which Goodrich provides indemnification pursuant to Section 3.01(a));

                           (ii) all Taxes for any Tax period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the EnPro Tax Group of any representation, warranty, covenant or obligation under this Agreement;

                           (iii) all liability for a breach by any member of the EnPro Tax Group of any representation, warranty, covenant or obligation under this Agreement;

                           (iv) all Taxes for which EnPro is liable pursuant to Section 3.02;

                           (v)      all Taxes attributable to a
         Post-Distribution Tax Act; and

                           (vi) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

         SECTION 3.02      EnPro Tax Acts.

                  (a) Notwithstanding anything to the contrary in Section 3.01, EnPro agrees to indemnify, defend and hold harmless each member of the Goodrich Tax Group and each of their respective shareowners, directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing from and against any Taxes resulting from any action or failure to act by any member of the EnPro Tax Group which causes (i) the Distribution to fail to qualify as tax-free to Goodrich under Section 361(c) of the Code or (ii) any pre-Distribution transaction undertaken in connection with the Distribution to become taxable (hereinafter an "ENPRO TAX ACT").

                  (b) EnPro shall, and shall cause each member of the EnPro Tax Group to, comply with and take no action inconsistent with the representation letter delivered by EnPro in connection with the Tax Opinion, unless, pursuant to a favorable ruling letter obtained from the IRS which is satisfactory to Goodrich or the advice of Kronish Lieb Weiner & Hellman LLP or other nationally recognized tax counsel to Goodrich, which advice shall be satisfactory to Goodrich, such act or omission would not adversely affect the U.S. federal Income Tax consequences of the Distribution to Goodrich or the shareowners of Goodrich. Notwithstanding

Section 3.01(b)(iii), 3.01(b)(iv) and 3.01(b)(vi), the parties intend that the sole remedy for breach of the covenants contained in this Section 3.02(b) shall be as set forth in Section 3.02(a).

                  (c) Notwithstanding the foregoing, an EnPro Tax Act shall not include any transaction or action specifically disclosed or specifically described in any of the Transaction Agreements or any action taken on or prior to the Distribution Date. An EnPro Tax Act shall not include any action on the part of any member of the Goodrich Tax Group. Goodrich agrees to indemnify and hold each member of the EnPro Tax Group harmless from and against any Taxes resulting from the failure of the Distribution to qualify as tax-free to Goodrich under Section 361(c) of the Code, except where such failure is attributable to an EnPro Tax Act.

         Section 3.03 Notice of Indemnity. Whenever a party hereto (hereinafter an "INDEMNITEE") becomes aware of the existence of an issue raised by any Tax Authority which could reasonably be expected to result in a determination that would increase the liability for any Tax of the other party hereto or any member of its Tax Group for any Tax period or require a payment hereunder by the other party (hereinafter an "INDEMNITY ISSUE"), the Indemnitee shall in good faith promptly give notice to such other party (hereinafter the "INDEMNITOR") of such Indemnity Issue. The failure of the Indemnitee to give such notice shall not relieve the Indemnitor of its obligations under this Agreement, except to the extent such Indemnitor or a member of its Tax Group is actually prejudiced by such failure to give notice.

         Section 3.04      Payments.

                  (a) TIMING ADJUSTMENTS. Timing Differences. If a Tax audit proceeding or an amendment of a Tax Return results in a Timing Difference, and such Timing Difference results in an Income Tax Benefit to the Goodrich Tax Group, then in each Post-Tax Indemnification Period in which the EnPro Tax Group Actually Realizes an Income Tax Detriment, Goodrich shall pay to EnPro an amount equal to such Income Tax Detriment; provided, however, that the aggregate payments which Goodrich shall be required to make under this Section 3.04(a)(i) with respect to any Timing Difference shall not exceed the aggregate amount of the Income Tax Benefits realized by the Goodrich Tax Group for all taxable periods and the EnPro Tax Group for all Tax Indemnification Periods as a result of such Timing Difference. Goodrich shall make all such payments within ten days after EnPro notifies Goodrich that the relevant Income Tax Detriment has been Actually Realized.

                  (ii) Reverse Timing Differences. If a Tax audit proceeding or an amendment of a Tax Return results in a Reverse Timing Difference, and, such Reverse Timing Difference results in an Income Tax Detriment to the Goodrich Tax Group, then in each Post-Tax Indemnification Period in which the EnPro Tax Group Actually Realizes an Income Tax Benefit, EnPro shall pay to Goodrich within ten days after EnPro has Actually Realized such Income Tax Benefit an amount equal to such Income Tax Benefit; provided, however, that the aggregate payments which EnPro shall be required to make under this Section 3.04(a)(ii) with respect to any Reverse Timing Difference shall not exceed the aggregate amount of the Income Tax Detriments suffered by the EnPro Tax Group and the Goodrich Tax Group for all Tax Indemnification Periods as a result of such Reverse Timing Difference.

                  (b) TIME FOR PAYMENT. Except as otherwise provided in this Section 3.04(b), any indemnity payment required to be made pursuant to this Agreement shall be paid within thirty days after the Indemnitee makes written demand upon the Indemnitor, provided that in no event shall such payment be required to be made earlier than five business days prior to the date on which the relevant Taxes (including estimated Taxes) are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant Tax Authority. Notwithstanding any other provision in this Agreement, to simplify the administration of this Agreement, the payment of any amount less than $100,000 required to be made pursuant to this Agreement by one party hereto to the other party hereto need not be made to such other party prior to thirty days following the later of (i) the close of the calendar quarter during which such payment obligation arose and
(ii) the day during such calendar quarter when the aggregate amount of all such less than $100,000 payment obligations arising during such calendar quarter exceeds $500,000. Unless otherwise specified by the recipient for items exceeding $250,000, any such payment may be made on a net Tax basis (i.e., reduced to take account of any net Tax benefit to be realized by the recipient (computed at the effective Tax rate set forth in Section 3.04(c)) to the extent such recipient is entitled to a corresponding deduction.

                  (c) PAYMENTS NET OF TAXES AND TAX BENEFITS. The amount of any payment under this Agreement shall be (i) reduced to take into account any net Tax benefit realized by the recipient's Tax Group arising from the incurrence or payment by such Tax Group of any amount in respect of which such payment is made and (ii) increased to take into account any net Tax cost incurred by the Tax Group as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the recipient as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder. In determining the amount of any such Tax benefit or Tax cost, the recipient's Tax Group shall be deemed to be subject to (A) U.S. federal Income Taxes and Foreign Income Taxes at the maximum statutory rate then in effect and (B) U.S. state and local Income Taxes at an assumed rate of five percent (tax effected at such maximum statutory U.S. federal Income Tax rate). Except as otherwise provided in this Agreement or unless the parties otherwise agree to an alternative method for determining the present value of any such anticipated Tax benefit or Tax cost, any payment hereunder shall initially be made without regard to this Section and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the recipient's Tax Group has Actually Realized such Tax cost or Tax benefit.

                  (d) RIGHT TO OFFSET. Any party making a payment under this Agreement shall have the right to reduce any such payment by any undisputed amounts owed to it by the other party to this Agreement.

                  (e) CHARACTERIZATION OF PAYMENTS. This Agreement defines certain obligations undertaken by Goodrich and Coltec, which will be a member of the EnPro Tax Group, in connection with certain pre-Distribution transactions between (i) Coltec and GPEC, which will be a member of the Goodrich Tax Group, and (ii) Goodrich and EnPro. Notwithstanding that this Agreement provides for payments relating to Taxes and refunds or credits of Taxes to be made by EnPro to or at the direction of Goodrich, the actual payment obligation is an obligation of Coltec to GPEC, and such payments relating to Taxes and refunds or credits of Taxes shall be made by Coltec to or at the direction of GPEC. It is the intention of the parties to this Agreement that payments made pursuant to this Agreement be treated as relating back to the pre-Distribution transactions between Coltec and GPEC and between Goodrich and EnPro as adjustments to capital (i.e., capital contributions to GPEC or EnPro, as the case may be), and the parties shall not take any position inconsistent with such intention before any Tax Authority, except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

         Section 3.05 Tax Contests. The Indemnitor and its representatives, at the Indemnitor's expense, shall be entitled to participate (a) in all conferences, meetings and proceedings with any Tax Authority, the subject matter of which is or includes an Indemnity Issue, and (b) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The party which has responsibility for filing the Tax Return under this Agreement (hereinafter the "RESPONSIBLE PARTY") with respect to which there could be an increase in liability for any Tax or with respect to which a payment could be required hereunder shall have the right to decide as between the parties hereto how such matter is to be dealt with and finally resolved with the appropriate Tax Authority and shall control all audits and similar proceedings; provided, however, that Goodrich shall be treated as the Responsible Party with respect to any Tax Return filed by any member of the EnPro Tax Group for any Pre-Distribution Taxable Period ending on or before the acquisition of Coltec by Goodrich. If no Tax Return is or was required to be filed in respect of an Indemnity Issue, the Indemnitor shall be treated as the Responsible Party with respect thereto. The Responsible Party agrees to cooperate with the other party in the settlement of any Indemnity Issue and to take such other party's interests into account. Notwithstanding any other provision of this Agreement, if Goodrich has materially satisfied its obligations under this Agreement and EnPro fails to permit Goodrich to control any audit or proceeding regarding any Indemnity Issue relating to (a) the qualification of the Distribution as tax-free to Goodrich under Section 361(c) of the Code or (b) the qualification of any transaction undertaken pursuant to the Transaction Agreements or described in the Ruling Request or the Tax Opinion as a transaction described in
Section 355 of the Code, a "reorganization" within the meaning of Section 368(a)(1)(D) of the Code, or an otherwise tax-free transaction, then Goodrich shall not be liable for and shall not indemnify the EnPro Tax Group for any Tax deficiency resulting from an adverse determination of such Indemnity Issue.

         Section 3.06 Pending Coltec Litigation. Notwithstanding anything in this Agreement to the contrary, Goodrich shall have the right to control all decisions (including, without limitation, the choice of counsel, the decision whether or not to settle and the decision whether or not to appeal), and shall bear the burden of all expenses, relating to the Pending Coltec Litigation. EnPro shall reasonably cooperate, and shall cause all members of the EnPro Tax Group to reasonably cooperate, with Goodrich in connection with the Pending Coltec Litigation. Goodrich shall reimburse EnPro for any reasonable out-of-pocket costs and expenses incurred by any member of the EnPro Tax Group in connection with such cooperation.

                                   ARTICLE 4

                       INTEREST CHARGE FOR LATE PAYMENTS;
                        CURRENCY CALCULATIONS; EFFECTIVE
                              TIME OF TRANSACTIONS

         Section 4.01 Interest Charge for Late Payments. Any amount due and owing by one party to the other party pursuant to this Agreement that is not paid when due shall bear interest from the due date thereof until paid at a rate equal to the rate(s) of interest per annum announced from time to time by Citibank N.A. (or its successor) as its U.S. prime rate, plus one percent.

         Section 4.02 Currency Calculations. All currency calculations shall be made in accordance with standard accounting procedures of the Goodrich Tax Group.

         Section 4.03 Effective Time of Transactions. Goodrich and EnPro agree that any transaction which, pursuant to the Distribution Agreement, is expressly effective immediately after the Distribution Time shall be treated for federal Income Tax purposes as occurring at the beginning of the day following the Distribution Date.

                                   ARTICLE 5

                     COOPERATION AND EXCHANGE OF INFORMATION

         Section 5.01 Inconsistent Actions. Each party to this Agreement agrees (i) to, and to cause each of the relevant members of its Tax Group to, report the Distribution as a transaction described in Section 355 of the Code undertaken pursuant to the plan relating to a "reorganization" described in
Section 368(a)(1)(D) of the Code on all Tax Returns and other filings, (ii) to use its best efforts to ensure that the Distribution receives such treatment for U.S. federal Tax purposes and (iii) that, unless it has obtained the prior written consent of the other party, it (and the members of its Tax Group) shall not take any action inconsistent with, or fail to take any action required by, the Transaction Agreements.

         Section 5.02 Ruling Request and Tax Opinion. Each party hereto represents that neither it nor any of the members of its Tax Group has taken, or has any plan or intention to take, any action which is inconsistent with any factual statements, representations or other similar conditions contained in the Ruling Request, the Ruling or the Tax Opinion.

         Section 5.03 Cooperation and Information Exchange. Each party hereto agrees to provide, and to cause each member of its Tax Group to provide, such cooperation and information as the other party hereto shall request, on a timely basis, in connection with the preparation or filing of any Tax Return or claim for Tax refund not inconsistent with this Agreement or in conducting any Tax audit, Tax dispute, or otherwise in respect of Taxes or to carry out the provisions of this Agreement. To the extent necessary to carry out the purposes of this Agreement and subject to the other provisions of this Agreement, such cooperation and information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Tax Authority which relate to the EnPro Tax Group for the Tax Indemnification Period and providing copies of all relevant Tax Returns for the Tax Indemnification Period, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by Tax Authorities, including, without limitation, foreign Tax Authorities, and records concerning the ownership and Tax basis of property, which either party may possess. Each party to this Agreement shall make, or shall cause its affiliates to make, employees and facilities available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder.

         Section 5.04      Tax Records.

                  (a) Goodrich and EnPro agree to (and to cause each member of their respective Tax Groups to) (i) retain all Tax Returns, related schedules and workpapers, and all material records and other documents relating thereto as required under Section 6001 of the Code and the regulations promulgated thereunder which exist on the date hereof or are created through the Distribution Date, for a period of at least ten years following the Distribution Date and (ii) allow the other party to this Agreement, at times and dates reasonably acceptable to the retaining party, to inspect, review and make copies of such records, as Goodrich and EnPro may reasonably deem necessary or appropriate from time to time. In addition, after the expiration of such ten-year period, such Tax Returns, related schedules and workpapers, and material records shall not be destroyed or otherwise disposed of at any time, unless the party proposing to destroy or otherwise dispose of such records shall have provided no less than 30 days' prior written notice to the other party, specifying in reasonable detail the records proposed to be destroyed or disposed of. If a recipient of such notice requests in writing prior to the scheduled date for such destruction or disposal that any of the records proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such requested records at the expense of the party requesting such records.

                  (b) Notwithstanding anything in this Agreement to the contrary, if any party fails to comply with the requirements of Section 5.04(a) hereof, the party failing so to comply shall be liable for, and shall hold the other party harmless from, any Taxes (including, without limitation, penalties for failure to comply with the record retention requirements of the Code) and other costs resulting from such party's failure to comply.

                                   ARTICLE 6

                               DISPUTE RESOLUTION

         Section 6.01 Initial Discussions. Any dispute arising under or relating to this Agreement shall be first discussed by the parties hereto. Either party may initiate such discussions by giving the other party written notice specifying in detail the nature of the dispute. Within 15 days after delivery of the notice, the party receiving the notice shall submit a written response, which shall include a statement of such party's position, to the other party. Within ten days after delivery of the response, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by either party to the other party shall be honored.

         Section 6.02 Mediation. If the dispute is not resolved within 30 business days (or such other period as agreed upon by the parties) following the submission of the dispute to the chief executive officers, the parties shall attempt to resolve the dispute employing non-binding mediation under the then-current CPR Mediation Procedure. If within ten business days (or any other period agreed upon by the parties) after the commencement of such mediation the dispute still has not been resolved, each of the parties may pursue any available legal or equitable remedy.

         Section 6.03 Consent to Jurisdiction. Any suit, action or other proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought only in a court of competent jurisdiction sitting in the State of New York, and each of the parties hereby (a) agrees not to commence any such suit, action or other proceeding except in such a court, (b) consents to the jurisdiction of any such court (and of the appropriate appellate courts therefrom) in such suit, action or other proceeding and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have the right to claim (i) to the laying of the venue of any such suit, action or other proceeding in any such court or (ii) that any such suit, action or other proceeding which is brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity. Process in any such suit, action or other proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of any process on such party hand delivered or sent by U.S. registered mail to such party's address set forth in
Section 7.01 shall be deemed effective service of process on such party.

                                   ARTICLE 7

                                  MISCELLANEOUS

         Section 7.01 Notices. All notices, requests, consents and other communications hereunder must be in writing and will be deemed to have been duly given (a) when received if personally delivered or sent by facsimile, (b) one business day after being sent by nationally recognized overnight delivery service or (c) five business days after being sent by nationally registered or certified mail, return receipt requested, postage prepaid, and in each case addressed as follows (any party by written notice to the other party in the manner prescribed by this section may change the address or the persons to whom notices thereof shall be directed):

                  (a)      If to Goodrich:

                                Goodrich Corporation
                                Four Coliseum Centre
                                2730 W. Tyvola Road
                                Charlotte, North Carolina 28217
                                Attention: Paul V. Cappiello
                                Director, Tax
                                Telecopy:  (704) 423-7139
                                E-mail:  paul.cappiello@goodrich.com

                  with a copy to:

                                Goodrich Corporation
                                Four Coliseum Centre
                                2730 W. Tyvola Road
                                Charlotte, North Carolina 28217

                                Attention:  Terrence Linnert
                                Senior Vice President, Human Resources
                                and Administration, General Counsel and
                                Secretary
                                Telecopy:  (704) 423-7011
                                E-mail:  terry.linnert@goodrich.com

                  (b)      If to EnPro:

                                EnPro Industries, Inc.
                                5605 Carnegie Boulevard, Suite 500
                                Charlotte, North Carolina 28209-4674
                                Attention:  Nathaniel E. Standing
                                Director, Tax
                                Telecopy:  (704) 731-1531
                                E-mail:  nat.standing@enproindustries.com

                  with a copy to:

                                EnPro Industries, Inc.
                                5605 Carnegie Boulevard, Suite 500
                                Charlotte, North Carolina 28209-4674
                                Attention:  Richard L. Magee
                                Senior Vice President,
                                General Counsel and
                                Secretary
                                Telecopy:  (704) 731-1531
                                E-mail:  rick.magee@enproindustries.com

                  Section 7.02 Interpretation. The headings contained in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Whenever a reference is made in this Agreement to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa), wherever appropriate. Whenever a reference is made in this Agreement to an Article, Section, or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The use of the words "hereof" and "herein" and words of similar import shall refer to this entire Agreement and not to any particular article, or section of this Agreement, unless the context clearly indicates otherwise. Each party stipulates and agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including "meaning of the authors") or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

         Section 7.03      Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right, power or privilege.

         Section 7.04 Nonexclusive Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 7.05 Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 7.06 Third-Party Beneficiaries. Except for the provisions of Article 3 relating to Tax indemnification, nothing contained in this Agreement is intended nor shall it confer upon any person or entity, other than the parties hereto and the members of their respective Tax Groups, successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

         Section 7.07 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflict of laws principles thereof.

         Section 7.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 7.09 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

         Section 7.10 Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

         Section 7.11 Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Distribution, without penalty or liability, by and in the sole and absolute discretion of Goodrich by written notice to EnPro and without the approval of EnPro.

         Section 7.12 Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                           GOODRICH CORPORATION



                           By:  /s/  Kenneth L. Wagner
                              -------------------------------------------
                              Name: Kenneth L. Wagner
                              Title: Assistant Secretary


                           ENPRO INDUSTRIES, INC.



                           By:  /s/  Richard L. Magee
                              -------------------------------------------
                              Name: Richard L. Magee
                              Title: Senior Vice President, Secretary and
                                     General Counsel